Exhibit 10.42

Execution Version

SECOND AMENDED AND RESTATED VEHICLE COLLATERAL TRUST AGREEMENT

THIS SECOND AMENDED AND RESTATED VEHICLE COLLATERAL TRUST AGREEMENT (as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of September 19, 2025 (the “Amendment and Restatement Effective Date”), by and among Global Medical Response, Inc., a Delaware corporation (the “Company”), each of the Subsidiaries listed on the signature pages hereto (and, together with the Company and any Person executing a joinder agreement pursuant to Section 8.16 hereof, each a “Grantor” and, collectively, the “Grantors”), and The Bank of New York Mellon Trust Company, N.A. (“BNY”), solely in its capacity as the Vehicle Collateral Trustee (as defined in the Intercreditor Agreement referred to below, together with its successors and assigns in such capacity, the “Vehicle Collateral Trustee”).

PRELIMINARY STATEMENTS

WHEREAS, reference is made to that certain Amended and Restated First Lien Intercreditor Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Company, GMR Intermediate Corp., a Delaware corporation (“Holdings”), the other Grantors party thereto, Morgan Stanley Senior Funding, Inc., as the Credit Agreement Collateral Agent and Authorized Representative for the Credit Agreement Secured Parties, Wilmington Trust, National Association, as the Collateral Agent and Authorized Representative for the Initial Additional First Lien Secured Parties and BNY, solely in its capacity as Vehicle Collateral Trustee for the First Lien Secured Parties. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Intercreditor Agreement;

WHEREAS, the Company, Holdings, Morgan Stanley Senior Funding, Inc., as the Administrative Agent and the Collateral Agent, and the Lenders party thereto from time to time have entered into that certain Amended and Restated Credit Agreement, dated as of the date hereof (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Company, Holdings, the guarantors party thereto from time to time and Wilmington Trust, National Association, as trustee and collateral agent, have entered into that certain Indenture, dated as of the date hereof (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”);

WHEREAS, each Grantor has granted a security interest in the Collateral (as defined below) (i) to the Credit Agreement Collateral Agent pursuant to that certain Second Amended and Restated Security Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement Vehicle Security Agreement”) and (ii) to the Initial Additional First Lien Collateral Agent pursuant to that certain Security Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Notes Vehicle Security Agreement”, and together with the Credit Agreement Vehicle Security Agreement, the “Existing Vehicle Security Agreements”);

WHEREAS, this Agreement sets forth the terms on which the Vehicle Collateral Trustee shall act as the collateral trustee for the present and future holders of the First Lien Obligations (including, pursuant to the Existing Vehicle Security Agreements) to receive, hold, maintain, administer and distribute the Collateral (as defined below) at any time delivered to the Vehicle Collateral Trustee or the subject of the Vehicle Collateral Security Agreements (as defined in the Intercreditor Agreement), and to enforce the Vehicle Collateral Security Agreements (as defined in the Intercreditor Agreement) and all interests, rights, powers and remedies of the Vehicle Collateral Trustee with respect thereto or thereunder and the proceeds thereof; and

WHEREAS, the Company, Holdings, the Grantors thereto (collectively, the “Existing Vehicle Collateral Trust Agreement Grantors”) and the Vehicle Collateral Trustee entered into that certain Vehicle Collateral Trust Agreement dated as of May 20, 2024, as amended or otherwise modified from time to time prior to the Amendment and Restatement Effective Date (the “Existing Vehicle Collateral Trust Agreement”), pursuant to which each of the Existing Vehicle Collateral Trust Agreement Grantors, inter alia, name the Vehicle Collateral Trustee as lienholder on the Certificates of Title for the Pledged Vehicles for the benefit of the First Lien Secured Parties in accordance with the terms set forth therein; and

WHEREAS, Each of the Grantors and the Vehicle Collateral Trustee desire to enter into this Agreement in order to amend and restate the Existing Vehicle Collateral Trust Agreement to (a) confirm the nature and scope of the Pledged Vehicles, (b) join additional Grantors, and (c) address certain other matters.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1.          Terms Defined in Agreement.

All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Intercreditor Agreement.

1.2.          Terms Defined in UCC.

Terms defined in the UCC which are not otherwise defined in this Agreement are used herein as defined in the UCC (and if defined in more than one Article of the UCC, shall have the meaning given in Article 9 thereof).

1.3.          Definitions of Certain Terms Used Herein.

As used in this Agreement, in addition to the terms defined in the first paragraph hereof and in the Preliminary Statements, the following terms shall have the following meanings:

“911 Contracts” means contracts or other agreements to provide emergency ground ambulance or firefighting services within a defined service area, which (a) require the Vehicles used for such services to be pledged under the terms of such contracts or agreements or (b) prohibit or restrict the ability of the Vehicles used for such services to be pledged or encumbered.

“Amendment and Restatement Effective Date” means the date of this Agreement.

“Amendment and Restatement Effective Date Vehicle List” shall have the meaning set forth in Section 3.8.

“Article” means a numbered article of this Agreement, unless another document is specifically referenced.

“Certificate of Title” means a certificate of title, certificate of ownership or other registration certificate issued or required to be issued for any asset under the vehicle titling, certificate of title, registration or similar laws of any jurisdiction.

“Certificate of Title Collateral” means any Vehicle (i) covered by or required pursuant to applicable vehicle titling, certificate of title or registration statutes to be covered by, a Certificate of Title and (ii) with respect to which the creation or perfection of a security interest therein is governed by vehicle titling, certificate of title or registration statutes in the applicable jurisdiction and not by the UCC in such jurisdiction.

“Collateral” shall have the meaning set forth in Section 2.1.

“Collateral Account” shall have the meaning set forth in Section 5.1.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Credit Agreement Vehicle Security Agreement” shall have the meaning set forth in the Preliminary Statements.

“CSC” means Corporation Service Company.

“E-Fax” means any system used to receive or transmit faxes electronically.

“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax.

“Excluded Property” means (i) any Vehicles that are scheduled to be disposed of within 12 months of the date of this Agreement or a Joinder Agreement (and which are listed in the related Joinder Date Vehicles List), as applicable, (ii) any Vehicles the grant of Security Interests in which is prohibited under applicable Requirement of Law or regulation or contract (to the extent, other than in the case of capital lease obligations or purchase money security interests and other similar financings otherwise permitted under the Credit Agreement and the Indenture, such prohibition was not created in contemplation of such exclusion) for so long as such prohibition is in effect, (iii) any Vehicles that are subject to existing Permitted Liens (excluding, for the avoidance of doubt, Liens in favor of the Credit Agreement Collateral Agent, Initial Additional First Lien Collateral Agent and any Vehicle Collateral Trustee), (iv) any Vehicles restricted by any 911 Contract, (v) any Vehicles for which, in the reasonable determination of the Company (or, in the case of any Vehicle with a fair market value in excess of $100,000, in the reasonable determination of both the Company and the Vehicle Collateral Trustee acting at the direction of the Controlling Collateral Agent), the cost of obtaining such a Security Interest or perfection thereof are excessive in relation to the benefit to the First Lien Secured Parties to be afforded thereby, (vi) any Vehicles not covered by a Certificate of Title to the extent that a security interest therein cannot be perfected with the filing of a financing statement or (vii) any Vehicles over seven years old as at the time the Security Interests over such Vehicles were granted pursuant to the Credit Agreement Vehicle Security Agreement, the Notes Vehicle Security Agreement or hereunder, as applicable. Notwithstanding the foregoing, to the extent any Vehicle would constitute Excluded Property under this Agreement pursuant to any of the foregoing clauses (i) through (vii), such Vehicle will not constitute Excluded Property for purposes of this Agreement to the extent such Vehicle constitutes Collateral under and as defined in the Vehicle Collateral Security Agreements at such time.

“Exhibit” means a specific exhibit to this Agreement, unless another document is specifically referenced.

“Existing Vehicle Collateral Trust Agreement” shall have the meaning set forth in the Preliminary Statements.

“Existing Vehicle Security Agreements” shall have the meaning set forth in the Preliminary Statements.

“Filing Office” means any Governmental Authority (including any department of motor vehicles) in the applicable jurisdiction authorized by applicable state vehicle titling, certificate of title or registration statutes to process Certificates of Title pertaining to Vehicles and any other documentation required to cause the security interest of the Vehicle Collateral Trustee to be perfected, including by notation on Certificates of Title pertaining to Vehicles.

“First Lien Secured Parties” means the “First Lien Secured Parties” as defined in the Intercreditor Agreement.

“First Lien Vehicle Trust Estate” has the meaning set forth in Section 2.2.

“Instruments” shall have the meaning set forth in Article 9 of the UCC.

“Intercreditor Agreement” shall have the meaning set forth in the Preliminary Statements.

“Joinder Agreement” shall have the meaning set forth in Section 8.16.

“Joinder Date Vehicles List” shall have the meaning set forth in Section 8.16.

“Notes Vehicle Security Agreement” shall have the meaning set forth in the Preliminary Statements.

“Permitted Liens” means any Lien on the Collateral to the extent such Lien is permitted to exist under each Secured Credit Document.

“Pledged Vehicles” means the Vehicles listed on the Amendment and Restatement Effective Date Vehicles List, Joinder Date Vehicles List and any additional Certificate of Title Collateral owned or acquired by any Grantor while this Agreement is in effect, but only to the extent not constituting Excluded Property.

“Proceeds” means any consideration received from the sale, exchange, license, lease or other disposition of any First Lien Vehicle Trust Estate, any value received as a consequence of the possession of any First Lien Vehicle Trust Estate and any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any First Lien Vehicle Trust Estate.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Required Vehicles Title Documentation” means any Certificate of Title (or, if such Vehicle was purchased directly from the manufacturer or another seller, the necessary purchase documentation) and all other necessary documentation required by the applicable Filing Office to cause such Certificate of Title, upon issuance or re-issuance, to reflect the applicable Grantor as the sole owner of such Vehicle and to arrange for the security interest of the Vehicle Collateral Trustee (for the benefit of the First Lien Secured Parties), to be noted on such Certificate of Title, in each case in accordance with applicable state vehicle titling, certificate of title or registration statutes.

“Responsible Officer” means, with respect to the Company or any Grantor, any individual holding the position of chairman of the board (if an officer), the Chief Executive Officer, President, the Chief Financial Officer, the Treasurer, the Controller, the Vice President-Finance, a Senior Vice President, a Director, a Manager, the Secretary, the Assistant Secretary or any other senior officer or agent with express authority to act on behalf of such Person designated as such by the board of directors or other managing authority of such Person, and means with respect to the Vehicle Collateral Trustee, any vice president, any assistant treasurer, any assistant secretary, any trust officer or assistant trust officer, or any other officer of the Vehicle Collateral Trustee within the corporate trust office of the Vehicle Collateral Trustee, customarily performing functions similar to those performed by any of the above designated officers, and also means, with respect to a particular corporate trust matter relating to this Agreement, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Agreement.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Security Interests” shall have the meaning set forth in Section 2.1.

“Titling Actions” means with respect to any Certificate of Title Collateral, (i) taking such actions and executing such documents as are necessary to perfect and maintain the validity, effectiveness and priority of this Agreement and the Liens intended to be created thereby in any Certificate of Title Collateral (including, the notation of the name of the Vehicle Collateral Trustee (for the benefit of the First Lien Secured Parties) as first priority secured party or first lienholder on each Required Vehicles Title Documentation) and (ii) transmission of information regarding (x) the foregoing and (y) any reconciliation of any Certificates of Title with a list of Certificate of Title Collateral as may be conducted from time to time pursuant to the requirements of this Agreement. For the avoidance of doubt, delivering or causing a Certificate of Title to be delivered to the relevant Filing Office to cause any incorrect or incomplete notation of the name of the Vehicle Collateral Trustee as a secured party or a lienholder on any Certificate of Title to be corrected or completed shall be deemed a reasonably requested action.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of any provisions of law, any of the attachment, perfection or priority of the Vehicle Collateral Trustee’s and the First Lien Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

“Vehicle Collateral Trustee” shall have the meaning set forth in the introductory paragraph.

“Vehicles” means all cars, trucks and trailers owned by a Grantor and exclusively used for its ground medical transportation or firefighting businesses, together with all substitutions, repairs, replacements, non-severable appliances, tires, accessories, furnishings, other equipment, additions, parts and improvements from time to time, constituting a part thereof and all accessions and appurtenances thereto.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, amendments and restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Exhibits shall be construed to refer to Sections of, and Exhibits to, this Agreement, (e) any reference in any definition to the phrase “at any time” or “for any period” shall refer to the same time or period for all calculations or determinations within such definition, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE II

GRANT OF SECURITY INTEREST; TRUST ESTATE

2.1.          Security Interests

(a)           Each Grantor hereby pledges, assigns and grants to the Vehicle Collateral Trustee, on behalf of and for the ratable benefit of the First Lien Secured Parties, a Lien on and security interest in (the “Security Interests”) all of its right, title and interest in and to, whether now owned by or existing or owing to, or hereafter acquired by or arising in favor of such Grantor, and regardless of where located, any and all of the following (all of which will be collectively referred to as the “Collateral”):

(i)            all Pledged Vehicles;

(ii)           the Collateral Account and all cash and Cash Equivalents deposited in the Collateral Account; and

(iii)          all Proceeds and products of the foregoing,

to secure the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the First Lien Obligations; provided that, notwithstanding the foregoing no Excluded Property shall constitute Collateral; provided, further, that if and when any property shall cease to be Excluded Property, Security Interests in such property shall be deemed granted therein and such property shall constitute Collateral.

(b)          Security Interests Absolute. All rights of the Vehicle Collateral Trustee hereunder, the Security Interests and all obligations of the Grantors hereunder shall be absolute and unconditional.

2.2.          Declaration of Trust. To secure the payment of the First Lien Obligations and in consideration of the premises and mutual agreements set forth in this Agreement, each of the Grantors hereby confirms the grant to the Vehicle Collateral Trustee, and the Vehicle Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the ratable benefit of all current and future First Lien Secured Parties, all of such Grantor’s right, title and interest in, to and under all Collateral, now or hereafter granted to the Vehicle Collateral Trustee under any Vehicle Collateral Security Agreement for the benefit of the First Lien Secured Parties, together with all of the Vehicle Collateral Trustee’s right, title and interest in, to and under the Vehicle Collateral Security Agreements, and all interests, rights, powers and remedies of the Vehicle Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “First Lien Vehicle Trust Estate”).

The Vehicle Collateral Trustee will hold the First Lien Vehicle Trust Estate in trust for the benefit solely and exclusively of all current and future First Lien Secured Parties as security for the payment of all present and future First Lien Obligations, in accordance with the Intercreditor Agreement.

Notwithstanding the foregoing, if at any time:

(1)           all Liens securing the First Lien Obligations have been released as provided in Section 8.10;

(2)           the Vehicle Collateral Trustee holds no Collateral in trust as part of the First Lien Vehicle Trust Estate;

(3)           no monetary obligation (other than indemnification and other contingent obligations for which no claim or demand for payment, whether oral or written, has been made at such time) is outstanding and payable under this Agreement, the Intercreditor Agreement or any other Secured Credit Document to the Vehicle Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and

(4)           the Company delivers to the Vehicle Collateral Trustee a certificate of an Authorized Officer of the Company and an Opinion of Counsel each stating that (i) all Security Interests of the Vehicle Collateral Trustee have been released in compliance with all applicable provisions of the Secured Credit Documents, (ii) that the Grantors are not required by any Secured Credit Document to grant any Security Interest upon any Vehicle Collateral, (iii) that all conditions precedent in the Secured Credit Documents to such release have been satisfied, and (iv) that such release is authorized or permitted by the Secured Credit Documents, then the First Lien Vehicle Trust Estate arising hereunder will terminate (subject to any reinstatement pursuant to Section 8.7 hereof), except that all provisions set forth in Section 8.18 that are enforceable by the Vehicle Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

The parties further declare and covenant that the First Lien Vehicle Trust Estate will be held and distributed by the Vehicle Collateral Trustee subject to the further agreements herein and in the Intercreditor Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants to the Vehicle Collateral Trustee and each First Lien Secured Party on the date hereof that:

3.1.          Title, Perfection and Priority.

Except for Permitted Liens, such Grantor owns each item of Collateral free and clear of any and all Liens. Such Grantor has the right in or the power to transfer the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Permitted Liens, and has full power and authority to grant to the Vehicle Collateral Trustee the security interests in such Collateral granted pursuant hereto. The security interests granted or confirmed by such Grantor pursuant to this Agreement each constitute a valid and continuing perfected security interest in favor of the Vehicle Collateral Trustee in the Collateral, but subject to the occurrence of, in the case of any Certificate of Title Collateral, the actions set forth in Section 4.2. The security interests in the Collateral granted pursuant hereto shall be prior to all other Liens on the Collateral except for Permitted Liens having priority over the Liens of the Vehicle Collateral Trustee by operation of law or otherwise permitted in accordance with the applicable Secured Credit Document. Except as otherwise permitted in the Secured Credit Documents, such Grantor shall maintain the Security Interests created by this Agreement as a perfected Security Interest having at least the priority described in this Section 3.1 and shall use commercially reasonable efforts to defend such Security Interests against the material claims and demands of all Persons (except to the extent that the Vehicle Collateral Trustee (acting at the written direction of the Controlling Collateral Agent) and the Company agree that the cost of such defense is excessive in relation to the benefit to the First Lien Secured Parties of the security interest and priority), in each case other than a Security Interest in assets of such Grantor subject to a disposition permitted by the Secured Credit Documents to a Person that is not a Grantor.

3.2.          [Reserved].

3.3.          [Reserved].

3.4.          Exact Names.

Such Grantor’s name in which it has executed this Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, and as filed with such Grantor’s jurisdiction of organization as of the Amendment and Restatement Effective Date.

3.5.          No Financing Statements, Security Agreements.

No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed or is of record in any jurisdiction except for financing statements or security agreements (a) naming the Vehicle Collateral Trustee on behalf of the First Lien Secured Parties as the secured party or (b) in respect of other Permitted Liens.

3.6.           [Reserved].

3.7.           Enforcement.

Except as have been obtained or made, any filings in connection with the perfection of a security interest in Vehicles, any notice, filing or consent required under the Federal Assignment of Claims Act of 1940 or any similar state or municipal law, no permit, notice to or filing with any Governmental Authority or any other Person or any consent from any Person is required for the exercise by the Vehicle Collateral Trustee of its rights provided for in this Agreement or the enforcement of remedies in respect of the Collateral pursuant to this Agreement.

3.8.          Vehicles.

On or before the Amendment and Restatement Effective Date, each Grantor has delivered to the Vehicle Collateral Trustee by Electronic Transmission a certificate of a Responsible Officer of such Grantor, attaching a true, complete and accurate list of all Vehicles, including Excluded Property, owned by such Grantor as of the Amendment and Restatement Effective Date, identifying vehicle titles or vehicle registrations (including, to the extent applicable, vehicle identification numbers, title numbers, company identification numbers and other relevant vehicle registration information) (such list, the “Amendment and Restatement Effective Date Vehicles List”), which is attached hereto as Exhibit A; provided that, the parties agree that such Amendment and Restatement Effective Date Vehicles List shall be the most recent such list provided to the Credit Agreement Collateral Agent prior to the Amendment and Restatement Effective Date.

ARTICLE IV
COVENANTS

From the date of this Agreement, and thereafter until this Agreement is terminated, each Grantor agrees that:

4.1.          General.

(a)            Collateral Records. Such Grantor will keep proper books of record and accounts, in conformity with GAAP consistently applied which accurately reflect in all material respects matters involving the Collateral owned by it and furnish to the Vehicle Collateral Trustee, such reports relating to such Collateral as the Vehicle Collateral Trustee shall from time to time reasonably request. Such Grantor shall hold, store and maintain all Certificates of Title pertaining to Certificate of Title Collateral at its expense and take any commercially reasonable actions necessary or as may be reasonably requested by the Vehicle Collateral Trustee from time to time to safeguard such Certificates of Title. Such Grantor agrees that any and all Certificates of Title held by such Grantor in accordance herewith shall be held by such Grantor as bailee for the Vehicle Collateral Trustee and each other First Lien Secured Party for the purpose of perfecting the security interest of the Vehicle Collateral Trustee, for the benefit of the First Lien Secured Parties, in the Certificate of Title Collateral by such possession, in each case, to the extent required by state vehicle titling, certificate of title or registration statutes and permitted by applicable law. The Company shall provide to the Vehicle Collateral Trustee a certificate of a Responsible Officer of the Company substantially in the form attached hereto as Exhibit B, attaching an updated list of all Pledged Vehicles, commencing with the fiscal quarter ending on December 31, 2025, on the last calendar day of each fiscal quarter following the Amendment and Restatement Effective Date and as otherwise reasonably requested by the Vehicle Collateral Trustee (acting at the direction of the Controlling Collateral Agent).

(b)            Ratification. At any time and from time to time, upon the written request of the Vehicle Collateral Trustee (acting at the direction of the Controlling Collateral Agent), such Grantor shall, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, take such further actions as may be reasonably requested by the Vehicle Collateral Trustee (acting at the direction of the Controlling Collateral Agent) or any First Lien Secured Party, including using its commercially reasonable efforts to secure all approvals necessary or appropriate for the assignment to or for the benefit of the Vehicle Collateral Trustee of any Contractual Obligation held by such Grantor and to enforce the security interests granted hereunder. Except as otherwise permitted in the Secured Credit Documents and as provided herein, such Grantor shall take all actions necessary or reasonably requested by the Vehicle Collateral Trustee (acting at the direction of the Controlling Collateral Agent) to maintain the security interests granted or created hereunder as perfected security interests, each having at least the priority described in Section 3.1 and, if applicable, Control of, the Collateral owned by such Grantor that must be perfected by Control, subject to Permitted Liens, and such Grantor shall defend such security interests and such priority with respect to the Collateral against the claims and demands of all Persons, except as may be otherwise reasonably agreed by the Vehicle Collateral Trustee (acting at the direction of the Controlling Collateral Agent).

(c)            [Reserved].

(d)            Disposition of Collateral. Such Grantor will not sell, lease or otherwise dispose of the Collateral owned by it except for sales, leases and other dispositions not prohibited by the Secured Credit Documents or as expressly permitted in this Agreement. For the avoidance of doubt, dispositions of Pledged Vehicles with blue book value less than $5,000 individually shall be permitted under this Agreement, provided that such dispositions are made in the Ordinary Course of Business and not otherwise prohibited by any Secured Credit Document.

(e)            Liens. Such Grantor will not create, incur or suffer to exist any Lien on the Collateral owned by it except (i) the security interests created or granted by this Agreement and (ii) other Permitted Liens.

(f)             Other Financing Statements. Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except for financing statements (i) naming the Vehicle Collateral Trustee on behalf of the First Lien Secured Parties as the secured party, and (ii) in respect of other Permitted Liens.

4.2.           Further Assurances Relating to Certificates of Title.

Such Grantor shall take such additional actions and execute such documents as are necessary or reasonably requested from time to time (including, without limitation, Titling Actions) by the Vehicle Collateral Trustee (acting at the written direction of the Controlling Collateral Agent) to perfect and maintain the validity, effectiveness and priority of this Agreement and the Liens intended to be created thereby in any Certificate of Title Collateral. Such Grantor agrees that any and all Certificates of Title held by it in accordance herewith shall be held by such Grantor as bailee for the Vehicle Collateral Trustee and each other First Lien Secured Party for the purpose of perfecting the security interest of the Vehicle Collateral Trustee, for the benefit of the First Lien Secured Parties, in the Certificate of Title Collateral by such possession, in each case, to the extent required by state vehicle titling, certificate of title or registration statutes and permitted by applicable law. No Grantor shall permit any Certificate of Title to be in possession of any Person other than as permitted under this Agreement or any other Secured Credit Document. For avoidance of doubt, notwithstanding any provisions to the contrary in the Existing Vehicle Security Agreements, each Grantor and each First Lien Secured Party hereby agrees that the Required Vehicles Title Documentations for all applicable Certificates of Title Collateral shall be notated in the name of the Vehicle Collateral Trustee as lienholder for the benefit of the First Lien Secured Parties.

ARTICLE V
REMEDIES

5.1.          Remedies.

(a)            If an Event of Default shall occur and be continuing, and after giving prior notice to the Company and any applicable Grantor, the Vehicle Collateral Trustee (at the written direction of the Controlling Collateral Agent) may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC or any other applicable law and also may with notice to the relevant Grantor, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Vehicle Collateral Trustee or any First Lien Secured Party or elsewhere for cash or on credit or for future delivery at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Vehicle Collateral Trustee shall be authorized at any such sale (if it deems it advisable to do so at the direction of the Controlling Collateral Agent, as applicable) to restrict the prospective bidders or purchasers of such Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Vehicle Collateral Trustee shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Vehicle Collateral Trustee and any First Lien Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, and the Vehicle Collateral Trustee or such First Lien Secured Party may pay the purchase price by crediting the amount thereof against the First Lien Obligations. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Vehicle Collateral Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Vehicle Collateral Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Grantor hereby waives any claim against the Vehicle Collateral Trustee arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Vehicle Collateral Trustee accepts the first offer received and does not offer such Collateral to more than one offeree. The Vehicle Collateral Trustee shall apply the net proceeds of any action taken by it pursuant to this Section 5.1 in accordance with the provisions of Section 5.4.

(b)            Until the Vehicle Collateral Trustee is able to effect a sale, lease, or other disposition of Collateral, the Vehicle Collateral Trustee shall have the right to hold or use Collateral, or any part thereof, to the extent that it reasonably deems appropriate for the purpose of preserving Collateral or its value or for any other purpose reasonably deemed appropriate by the Vehicle Collateral Trustee (acting at the direction of the Controlling Collateral Agent). The Vehicle Collateral Trustee may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Vehicle Collateral Trustee’s remedies (for the benefit of the Vehicle Collateral Trustee and the other First Lien Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(c)            Notwithstanding the foregoing, the Vehicle Collateral Trustee shall not be required (other than with respect to providing notice referred to in Section 5.1(a)) to (i) make any demand upon, or pursue or exhaust any of its rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the First Lien Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the First Lien Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

5.2.           Grantor’s Obligations Upon Default.

Upon the request of the Vehicle Collateral Trustee after the occurrence and during the continuance of an Event of Default, each Grantor will permit the Vehicle Collateral Trustee, by the Vehicle Collateral Trustee’s representatives and agents, but only during normal business hours, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or copies of the books and records relating thereto, or both, to remove all or any part of the Collateral or copies of the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy.

5.3.           Proceeds to be Turned Over To Vehicle Collateral Trustee.

In addition to the rights of the Vehicle Collateral Trustee and the First Lien Secured Parties specified in this Article V and in the Existing Vehicle Security Agreements, if an Event of Default shall occur and be continuing and the Vehicle Collateral Trustee so requires by notice in writing to the relevant Grantor (acting at the written direction of the Controlling Collateral Agent), all Proceeds of the Collateral received by any Grantor consisting of cash, checks and other near cash items shall be held by such Grantor in trust for the Vehicle Collateral Trustee and the First Lien Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Vehicle Collateral Trustee in the exact form received by such Grantor (duly endorsed by such Grantor to the Vehicle Collateral Trustee, if required). If an Event of Default shall occur and be continuing, all Proceeds of the Collateral received by the Vehicle Collateral Trustee hereunder shall be held by the Vehicle Collateral Trustee in an account maintained under its dominion and control and on terms and conditions reasonably satisfactory to the Vehicle Collateral Trustee (the “Collateral Account”). All Proceeds of the Collateral while held by the Vehicle Collateral Trustee in the Collateral Account (or by such Grantor in trust for the Vehicle Collateral Trustee and the Secured Parties) shall continue to be held as collateral security for all the First Lien Obligations and shall not constitute payment thereof until applied as provided in Section 5.4.

5.4.          Application of Proceeds.

Upon the occurrence and during the continuance of an Event of Default, the Vehicle Collateral Trustee shall apply all or any part of Proceeds received by it and constituting First Lien Vehicle Trust Estate in payment of the First Lien Obligations at the times and in the manner set forth in Section 2.01(a) of the Intercreditor Agreement.

5.5.          Deficiency.

Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its First Lien Obligations and the reasonable and documented fees and disbursements of any attorneys employed by the Vehicle Collateral Trustee or any First Lien Secured Party to collect such deficiency (in each case subject to the limitations set forth in the Secured Credit Documents).

ARTICLE VI

ATTORNEY IN FACT; PROXY

6.1.          Authorization for Vehicle Collateral Trustee to Take Certain Action.

(a)          Subject to the provisions of the Intercreditor Agreement and this Agreement, each Grantor irrevocably, until the termination of this Agreement, authorizes and appoints the Vehicle Collateral Trustee and any officer or agent thereof, with full power of substitution, as its attorney in fact, subject to the last sentence of Section 6.1(b), (i) to execute on behalf of such Grantor as debtor or to prepare and execute on behalf of such Grantor Certificates of Title or applications for or in respect of Certificates of Title or other evidence of a security interest necessary or desirable in the Vehicle Collateral Trustee’s reasonable discretion to perfect and to maintain the perfection and priority of the Vehicle Collateral Trustee’s security interests in the Collateral, (ii) to endorse and collect any cash proceeds of the Collateral, (iii) to apply the Proceeds of any Collateral received by the Vehicle Collateral Trustee to the First Lien Obligations as provided in this Agreement and the Intercreditor Agreement, (iv) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens that are Permitted Liens), (v) to demand payment or enforce payment of the Collateral in the name of the Vehicle Collateral Trustee or such Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Collateral, (vi) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Collateral, (vii) to settle, adjust, compromise, extend or renew the Collateral, (viii) to settle, adjust or compromise any legal proceedings brought to collect Collateral and (ix) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Vehicle Collateral Trustee were the absolute owner thereof for all purposes, and do, at the Grantor’s expense, at any time, or from time to time, all acts and things that the Vehicle Collateral Trustee deems necessary (acting at the direction of the Controlling Collateral Agent) to protect, preserve or realize upon the Collateral and the Vehicle Collateral Trustee’s and the First Lien Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do; provided that, this authorization shall not relieve such Grantor of any of its obligations under this Agreement or under any Secured Credit Documents.

(b)          All acts of said attorney or designee are hereby ratified and approved by each Grantor. The powers conferred on the Vehicle Collateral Trustee, for the benefit of the Vehicle Collateral Trustee and the First Lien Secured Parties, under this Section 6.1 are solely to protect the Vehicle Collateral Trustee’s interests in the Collateral and shall not impose any duty upon the Vehicle Collateral Trustee to exercise any such powers. The Vehicle Collateral Trustee agrees that, except for the powers granted in Section 6.1(a)(i), it shall not exercise any power or authority granted to it under Section 6.1(a) unless an Event of Default has occurred and is continuing.

6.2.          Nature of Appointment; Limitation of Duty.

THE APPOINTMENT OF THE VEHICLE COLLATERAL TRUSTEE AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 8.10(a) HEREOF. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE VEHICLE COLLATERAL TRUSTEE, NOR ANY OF ITS AFFILIATES, NOR ANY OF ITS OR ITS AFFILIATES’ RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO.

ARTICLE VII

VEHICLE COLLATERAL TRUSTEE

7.1.          Appointment and Acceptance.

(a)            Pursuant to the Intercreditor Agreement, BNY has been appointed to act as the Vehicle Collateral Trustee for purpose of this Agreement and the Intercreditor Agreement for the benefit of all current and future First Lien Secured Parties. In accordance with Section 5.17(a) of the Intercreditor Agreement, each Collateral Agent and Authorized Representative, on behalf of itself and each First Lien Secured Party represented by it, agree to and are bound to such appointment.

(b)            In accordance with Section 5.17(a) of the Intercreditor Agreement, effective immediately upon the execution and delivery of the Intercreditor Agreement by the Vehicle Collateral Trustee, each Collateral Agent and each Authorized Representative has appointed the Vehicle Collateral Trustee as such Person’s sub-agent, nominee and collateral trustee, solely with respect to the taking and maintaining of collateral and perfection actions (and all actions reasonably related thereto, including as nominee lienholder of all Certificate of Title Collateral for the benefit of such Person) related to the Liens granted, or purported to be granted, to such Person on any Vehicle Collateral pursuant to the applicable Vehicle Collateral Security Agreement, including the Existing Vehicle Collateral Security Agreements, in each case, in accordance with the terms of this Agreement and the Intercreditor Agreement.

(c)            Pursuant to the Intercreditor Agreement, the Vehicle Collateral Trustee (i) has accepted its appointment as Vehicle Collateral Trustee for all purposes of this Agreement and the Intercreditor Agreement, (ii) has agreed to act as Vehicle Collateral Trustee for all purposes of this Agreement and the Intercreditor Agreement, in each case, in accordance with the terms hereof and thereof and (iii) has accepted the appointment by each Collateral Agent and Authorized Representative to act as its sub-agent, nominee and collateral trustee, solely with respect to the taking and maintaining of collateral and perfection actions (and all actions reasonably related thereto, including as nominee lienholder of all Certificate of Title Collateral for the benefit of such Person) related to the Liens granted, or purported to be granted, to such Person in or on any Vehicle Collateral pursuant to the applicable Vehicle Collateral Security Agreement, including the Existing Vehicle Collateral Security Agreements, in each case, in accordance with the terms of this Agreement and the Intercreditor Agreement.

(d)          In furtherance of the foregoing provisions of this Section 7.1 and notwithstanding anything to the contrary in any Existing Vehicle Collateral Security Agreement, each First Lien Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such First Lien Secured Party that all rights and remedies hereunder may be exercised solely by the Vehicle Collateral Trustee for the ratable benefit of the First Lien Secured Parties in accordance with the terms of this Agreement and the Intercreditor Agreement.

7.2.          Powers and Duties of Vehicle Collateral Trustee.

(a)          The Vehicle Collateral Trustee agrees to act as such on the express conditions contained in this Agreement, the Intercreditor Agreement and any other Secured Credit Document. Each First Lien Secured Party agrees that any action taken by the Vehicle Collateral Trustee in accordance with the provisions of this Agreement, the Intercreditor Agreement and the other Secured Credit Documents, and the exercise by the Vehicle Collateral Trustee of any rights or remedies set forth herein and therein shall be authorized and binding upon all First Lien Secured Parties. Notwithstanding any provision to the contrary contained elsewhere in this Agreement, the Intercreditor Agreement and the other Secured Credit Documents, the duties of the Vehicle Collateral Trustee shall be ministerial and administrative in nature, and the Vehicle Collateral Trustee shall not have any duties or responsibilities, except those expressly set forth herein, in the Intercreditor Agreement and in the other Secured Credit Documents to which the Vehicle Collateral Trustee is a party, nor shall the Vehicle Collateral Trustee have or be deemed to have any trust or other fiduciary relationship with the any First Lien Secured Party or any Grantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, the Intercreditor Agreement and the other Secured Credit Documents or otherwise exist against the Vehicle Collateral Trustee.

(b)           Subject to and in accordance with this Agreement (including the Vehicle Collateral Trustee’s rights hereunder) and the Intercreditor Agreement, the Vehicle Collateral Trustee, as collateral trustee for the benefit of the present and future First Lien Secured Parties, shall:

(i)            accept, enter into, hold, maintain, administer and enforce this Agreement, all other Vehicle Collateral Security Agreements, including the First Lien Vehicle Trust Estate and all Vehicle Collateral subject thereto, and all Liens created thereunder, perform its obligations hereunder and under the other Vehicle Collateral Security Agreements and (acting at the direction of the Controlling Collateral Agent) exercise and enforce the interests, rights, powers and remedies granted or available to it hereunder and under, pursuant to or in connection with the Vehicle Collateral Security Agreements;

(ii)           take all lawful and commercially reasonable actions permitted under this Agreement and the other Vehicle Collateral Security Agreements (acting at the direction of the Controlling Collateral Agent) to protect or preserve its interest in the First Lien Vehicle Trust Estate and Vehicle Collateral subject thereto and such interests, rights, powers and remedies;

(iii)          deliver and receive notices pursuant to this Agreement, the Intercreditor Agreement and the other Vehicle Collateral Security Agreements;

(iv)          acting at the direction of the Controlling Collateral Agent, sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including an insurance beneficiary or loss payee) with respect to the First Lien Vehicle Trust Estate and the Vehicle Collateral under the Vehicle Collateral Security Agreements and its other interests, rights, powers and remedies;

(v)          distribute Proceeds of any First Lien Vehicle Trust Estate and Vehicle Collateral in accordance with Section 5.4;

(vi)          execute and deliver (i) amendments and supplements to this Agreement as from time to time authorized pursuant to Section 8.5 hereof and (ii) acknowledgements of Joinder Agreements delivered pursuant to Section 8.16 hereof;

(vii)         release or subordinate any Lien granted hereunder or under any other Vehicle Collateral Security Agreement upon any First Lien Vehicle Trust Estate or Vehicle Collateral if and as required by Section 8.10; and

(viii)        act or decline to act in connection with any enforcement of Liens as provided in Section 7.3.

(c)            Each Grantor and, by acceptance of the benefit of this Agreement, each First Lien Secured Party acknowledges and consents to the undertaking of the Vehicle Collateral Trustee set forth in Section 7.2(b) and agrees to each of the other provisions of this Agreement applicable to the Vehicle Collateral Trustee.

(d)            Notwithstanding anything to the contrary contained in this Agreement, the Vehicle Collateral Trustee will not commence any exercise of remedies or any foreclosure actions or otherwise take or refrain from taking any action or proceeding against any of the Collateral or First Lien Vehicle Trust Estate (other than actions as necessary to prove, protect or preserve the Liens securing the First Lien Obligations) unless and until it shall have been directed in writing by the Controlling Collateral Agent and if deemed necessary by the Vehicle Collateral Trustee, indemnified, in accordance with the provisions of this Agreement and the Intercreditor Agreement. Any such action or failure to take any action shall be binding upon all First Lien Secured Parties.

(e)            Notwithstanding anything to the contrary contained in this Agreement, neither the Company nor any of its Affiliates may serve as Vehicle Collateral Trustee.

(f)            The Vehicle Collateral Trustee may perform any of its duties under this Agreement, the Intercreditor Agreements and the other Secured Credit Documents by or through receivers, agents, nominees, collateral trustees, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates (each, a “Related Person”), and shall be entitled to advice of counsel or other relevant experts (as reasonably required) concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel or other relevant experts (as reasonably required). The Vehicle Collateral Trustee shall not be responsible for the negligence or misconduct of any receiver, agent, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith and with due care. The Vehicle Collateral Trustee shall not be liable for any error of judgment made in good faith by it, unless it shall be proved that the Vehicle Collateral Trustee was grossly negligent in ascertaining the pertinent facts.

(g)            Neither the Vehicle Collateral Trustee nor its Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with the Intercreditor Agreements or any other Secured Credit Documents or the transactions contemplated thereby (except for its own gross negligence or willful misconduct) or (ii) be responsible in any manner for any recital, statement, representation, warranty, covenant or agreement made by the First Lien Secured Party or any Grantor, or any Officer or Related Person thereof, contained in this Agreement, the Intercreditor Agreements or the other Secured Credit Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Vehicle Collateral Trustee under or in connection with, this Agreement, the Intercreditor Agreements or the other Secured Credit Documents, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Intercreditor Agreements or the other Secured Credit Documents, or for any failure of First Lien Secured Party or any Grantor or any other party to this Agreement, the Intercreditor Agreements or the other Secured Credit Documents to perform its obligations hereunder or thereunder. None of the Vehicle Collateral Trustee or any of their respective Related Persons shall be under any obligation to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, the Intercreditor Agreements or the other Secured Credit Documents or to inspect the properties, books or records of the Issuer or any Guarantor or any of the Issuer’s or Guarantor’s Affiliates.

(h)           The Vehicle Collateral Trustee shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer or any Guarantor), independent accountants and other experts and advisors selected by the Vehicle Collateral Trustee. The Vehicle Collateral Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document. The Vehicle Collateral Trustee shall be fully justified in failing or refusing to take any action under this Agreement, the Intercreditor Agreements or the other Secured Credit Documents unless it shall first receive direction of the Controlling Collateral Agent and, if it so requests, it shall first be offered security or indemnity to its satisfaction by the relevant secured parties against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Vehicle Collateral Trustee shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the Intercreditor Agreements or the other Secured Credit Documents in accordance with a request, direction, instruction or consent of the Controlling Collateral Agent and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the First Lien Secured Parties.

(i)             The Vehicle Collateral Trustee shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Vehicle Collateral Trustee shall have received written notice from the Controlling Collateral Agent referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Vehicle Collateral Trustee shall take such action with respect to such Default or Event of Default as may be requested by the Controlling Collateral Agent.

(j)             Except as otherwise explicitly provided herein or in the Intercreditor Agreements or the other Secured Credit Documents, neither the Vehicle Collateral Trustee nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Vehicle Collateral Trustee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Vehicle Collateral Trustee nor any of its respective officers, directors or employees shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

(k)            Pursuant to the terms of the Intercreditor Agreement, each of the First Lien Secured Parties, by accepting the benefits thereof and hereof, has authorized and directed the Vehicle Collateral Trustee to (i) enter into this Agreement, (ii) enter into the other Secured Credit Documents to which it is party, (iii) bind the First Lien Secured Parties on the terms as set forth in the this Agreement and the other Secured Credit Documents through one or more agents, subagents, nominees and/or collateral trustees), and (iv) perform and observe its obligations under this Agreement through one or more agents, subagents, nominees and/or collateral trustees).

(l)            The Vehicle Collateral Trustee shall have no obligation whatsoever to the First Lien Secured Parties to assure that the Collateral exists or is owned by a Grantor or is cared for, protected or insured or has been encumbered, or that the Vehicle Collateral Trustee’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all or the Grantors’ property constituting Collateral intended to be subject to the Lien and security interest of the Secured Credit Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Vehicle Collateral Trustee pursuant to this Agreement, the Intercreditor Agreements and any other Secured Credit Documents other than pursuant to the instructions of Controlling Collateral Agent (upon receipt of indemnity from the relevant secured parties, if deemed necessary by the Controlling Collateral Agent).

(m)          No provision of this Agreement, the Intercreditor Agreements or any other Secured Credit Document shall require the Vehicle Collateral Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Controlling Collateral Agent unless it shall have received indemnity satisfactory to the Vehicle Collateral Trustee against potential costs and liabilities incurred by the Vehicle Collateral Trustee relating thereto. Notwithstanding anything to the contrary contained in this Agreement, the Intercreditor Agreements or the other Secured Credit Documents, in the event the Vehicle Collateral Trustee is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Vehicle Collateral Trustee shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Vehicle Collateral Trustee has determined that the Vehicle Collateral Trustee may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances. The Vehicle Collateral Trustee shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Grantor or the Controlling Collateral Agent to be sufficient.

(n)           The Vehicle Collateral Trustee shall not be liable for delays or failures in performance resulting from acts caused by, directly or indirectly, forces beyond their control. Such acts shall include, but not be limited to, acts of God, strikes, lockouts, riots, acts of war, epidemics, pandemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. The Vehicle Collateral Trustee shall not be liable for any indirect, special, punitive, incidental or consequential damages (including, but not limited to, lost profits) whatsoever, even if they have been informed of the likelihood thereof and regardless of the form of action.

(o)           The Vehicle Collateral Trustee shall not be required to initiate or conduct any litigation or collection or other proceeding under this Agreement, the Intercreditor Agreements and the other Secured Credit Documents unless expressly directed to do so by the Controlling Collateral Agent and adequately indemnified with respect thereto. The Vehicle Collateral Trustee shall have the right at any time to seek instructions from the Controlling Collateral Agent with respect to the administration of this Agreement, the Intercreditor Agreements and the other Secured Credit Documents.

(p)           The parties hereto, and pursuant to the terms of the Intercreditor Agreement, by accepting the benefits thereof and hereof, the First Lien Secured Parties, hereby agree and acknowledge that the Vehicle Collateral Trustee shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including, but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Agreement, the Intercreditor Agreements, the other Secured Credit Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto hereby agree and acknowledge that in the exercise of its rights under this Agreement, the Intercreditor Agreements and the other Secured Credit Documents, the Vehicle Collateral Trustee may hold or obtain indicia of ownership primarily to protect the security interest of the Vehicle Collateral Trustee in the Collateral and that any such actions taken by the Vehicle Collateral Trustee shall not be construed as or otherwise constitute any participation in the management of such Collateral. In the event that the Vehicle Collateral Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Vehicle Collateral Trustee’s sole discretion may cause the Vehicle Collateral Trustee to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Vehicle Collateral Trustee to incur liability under CERCLA or any other federal, state, provincial or local law, the Vehicle Collateral Trustee reserves the right, instead of taking such action, to either resign as a Vehicle Collateral Trustee or arrange for the transfer of the title or control of the asset to a court-appointed receiver. The Vehicle Collateral Trustee shall not be liable to the Grantors or any other Person for any environmental claims or contribution actions under any federal, state, provincial or local law, rule or regulation by reason of the Vehicle Collateral Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for property to be possessed, owned, operated or managed by any Person (including the Vehicle Collateral Trustee) other than the Grantors, Controlling Collateral Agent shall direct the Vehicle Collateral Trustee to appoint an appropriately qualified Person (excluding the Vehicle Collateral Trustee) who they shall designate to possess, own, operate or manage, as the case may be, the property.

(q)           Upon the receipt by the Vehicle Collateral Trustee of a written request of the Controlling Collateral Agent, the Vehicle Collateral Trustee is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any First Lien Secured Party or the Controlling Collateral Agent, any Vehicle Collateral Security Agreement or amendment or supplement thereto. For the avoidance of doubt, pursuant to the terms of the Intercreditor Agreement, the Vehicle Collateral Trustee is authorized to enter into such additional agreements as to provide for the creation and/or perfection of security interests in the Vehicle Collateral (including the First Lien Intercreditor Agreement and this Agreement) and enter into ancillary agreements and amendments to the Intercreditor Agreements and other actions determined by the Controlling Collateral Agent in good faith to be reasonably incident to the creation and/or perfection of security interests in the Vehicle Collateral for the benefit of First Lien Secured Parties. Such request shall (i) state that it is being delivered to the Vehicle Collateral Trustee pursuant to this Section 7.02(q), and (ii) instruct the Vehicle Collateral Trustee to execute and enter into such Vehicle Collateral Security Agreement or amendment or supplement thereto. Any such execution of a Vehicle Collateral Security Agreement or amendment or supplement thereto shall be at the expense of the Grantor, upon delivery to the Vehicle Collateral Trustee of an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent to the execution and delivery of the Vehicle Collateral Security Agreement or amendment or supplement thereto have been satisfied and execution and delivery of the Vehicle Collateral Security Agreement or amendment or supplement thereto is authorized or permitted by the terms of the this Agreement, the Vehicle Collateral Security Agreements and the First Lien Intercreditor Agreement. Pursuant to the terms of the Intercreditor Agreement, each of the First Lien Secured Parties, by accepting the benefits thereof and hereof, has authorized and directed the Vehicle Collateral Trustee to execute such Vehicle Collateral Security Agreements or amendment or supplement thereto. For the avoidance of doubt, each First Lien Secured Party, (a) agrees that it will be bound by and will take no actions contrary to the provisions of the Vehicle Collateral Security Agreement, the Vehicle Collateral Trust Agreement or the Intercreditor Agreements, any appointment of agents, nominees and subagents by any Grantor, the Controlling Collateral Agent or the Vehicle Collateral Trustee in connection with the creation and/or perfection of security interests in the Vehicle Collateral, entry into ancillary agreements and amendments to the Vehicle Collateral Security Agreement, the Vehicle Collateral Trust Agreement or the Intercreditor Agreements and other actions determined by the Controlling Collateral Agent in good faith to be reasonably incident to the creation and/or perfection of security interests in the Vehicle Collateral for the benefit of First Lien Secured Parties and (b) authorizes and instructs the Vehicle Collateral Trustee, as the case may be, and on behalf of the First Lien Secured Parties, including without limitation, making the representations of the First Lien Secured Parties contained therein.

(r)            Subject to the provisions of the applicable Intercreditor Agreements and other Secured Credit Documents, each First Lien Secured Party agrees that the Vehicle Collateral Trustee shall execute and deliver the other Vehicle Collateral Security Agreements to which they are parties and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof. For the avoidance of doubt, the Vehicle Collateral Trustee shall have no discretion under this Agreement, the Intercreditor Agreements or the other Vehicle Collateral Security Agreements and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Controlling Collateral Agent.

(s)            In each case that the Vehicle Collateral Trustee may or is required hereunder or under the Intercreditor Agreements or any other Secured Credit Document to take any action (an “Action”), including without limitation to take any discretionary or permissive act, make any determination, to give consents, to exercise rights, powers or remedies, or otherwise to act hereunder or under the Intercreditor Agreements or any other Secured Credit Document, the Vehicle Collateral Trustee shall act at the direction of the Controlling Collateral Agent. The Vehicle Collateral Trustee shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Controlling Collateral Agent. If the Vehicle Collateral Trustee shall request direction from the Controlling Collateral Agent with respect to any Action, the Vehicle Collateral Trustee shall be entitled to refrain from such Action unless and until the Vehicle Collateral Trustee shall have received direction from the Controlling Collateral Agent and, if deemed necessary by the Vehicle Collateral Trustee, adequate indemnity, and the Vehicle Collateral Trustee shall not incur liability to any Person by reason of so refraining. For purposes of clarity, phrases such as “satisfactory to the Vehicle Collateral Trustee”, “approved by the Vehicle Collateral Trustee”, “acceptable to the Vehicle Collateral Trustee”, “as determined by the Vehicle Collateral Trustee”, “in the Vehicle Collateral Trustee’s discretion”, “selected by the Vehicle Collateral Trustee”, “requested by the Vehicle Collateral Trustee” and phrases of similar import authorize and permit the Vehicle Collateral Trustee to approve, disapprove, determine, act or decline to act in its reasonable discretion. Notwithstanding anything to the contrary in this Agreement, in the Intercreditor Agreements or in any other Security Document, in no event shall the Vehicle Collateral Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Agreement, the Intercreditor Agreements or the other Security Documents (including, without limitation, the filing, continuation or renewal of any Uniform Commercial Code financing statement), nor shall the Vehicle Collateral Trustee be responsible for, nor make any representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby.

(t)          Notwithstanding anything to the contrary contained herein, the Vehicle Collateral Trustee shall act pursuant to the instructions of the Controlling Collateral Agent with respect to the Secured Credit Documents and the Collateral.

(u)          The Vehicle Collateral Trustee shall not be required to take any action that, in its reasonable opinion, which may be the opinion of its counsel, may expose the Vehicle Collateral Trustee to liability or that is contrary to this Agreement, any Secured Credit Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any bankruptcy or insolvency law. In the event of any dispute between or conflicting claims among any Grantor, or any party to the Secured Credit Documents and any other person or entity with respect to any Collateral, the Vehicle Collateral Trustee shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Collateral so long as such dispute or conflict shall continue, and the Vehicle Collateral Trustee shall not be or become liable in any way to the Grantor, any party to the Secured Credit Documents or any other First Lien Secured Party for failure or refusal to comply with such conflicting claims, demands or instructions. The Vehicle Collateral Trustee shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Vehicle Collateral Trustee or (ii) the Vehicle Collateral Trustee shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses which it may incur by reason of so acting. The Vehicle Collateral Trustee may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed a joint and several obligation of, the Grantors. The Vehicle Collateral Trustee shall have no responsibility for the contents of any writing of any arbitrators or any third party contemplated in any Secured Credit Documents as a means to resolve disputes and may conclusively rely without any liability upon the contents thereof.

7.3.          Enforcement of Liens.

If the Vehicle Collateral Trustee at any time receives written notice from the Controlling Collateral Agent instructing or otherwise directing the Vehicle Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens under any Vehicle Collateral Security Agreement, the Vehicle Collateral Trustee will promptly deliver written notice thereof to each Directing Person. Thereafter, the Collateral Trustee shall await direction by the Controlling Collateral Agent and will (subject to its rights hereunder) act, or decline to act, as directed by the Controlling Collateral Agent, in the exercise and enforcement of the Vehicle Collateral Trustee’s interests, rights, powers and remedies in respect of the Collateral or under the Vehicle Collateral Security Agreements or applicable law and, following the initiation of such exercise of remedies, the Vehicle Collateral Trustee will (subject to its rights hereunder) act, or decline to act, with respect to the manner of such exercise of remedies as directed by the Controlling Collateral Agent. Unless it has been directed to the contrary by the Controlling Collateral Agent, the Vehicle Collateral Trustee in any event may (but will not be obligated to) take or refrain from taking such action with respect to any default under any Vehicle Collateral Security Agreements as it, in its sole and absolute discretion, may deem advisable and in the best interest of the First Lien Secured Parties.

7.4.          Immunities.

(a)           Neither the Vehicle Collateral Trustee nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be liable to any party for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any Vehicle Collateral Security Agreement (except for its or such other Person’s own gross negligence or willful misconduct, as determined in a final non-appealable judgment of a court of competent jurisdiction).

7.5.          Resignation; Successor Vehicle Collateral Trustee.

The Vehicle Collateral Trustee may resign at any time by providing 30 days’ written notice to the Controlling Collateral Agent and the Company, such resignation to be effective upon the acceptance of a successor agent to its appointment as a Vehicle Collateral Trustee. If the Vehicle Collateral Trustee resigns under this Agreement and the Intercreditor Agreement, the Controlling Collateral Agent and the Company shall jointly appoint a successor vehicle collateral trustee. If no successor collateral agent is appointed and consented to by the Controlling Collateral Agent and the Company pursuant to the preceding sentence within 30 days after the intended effective date of resignation (as stated in the notice of resignation), the retiring Vehicle Collateral Trustee shall be entitled to petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor vehicle collateral trustee hereunder, (a) such successor vehicle collateral trustee shall succeed to all the rights, powers and duties of the retiring Vehicle Collateral Trustee and the term “Vehicle Collateral Trustee” shall mean such successor vehicle collateral trustee, and the retiring Vehicle Collateral Trustee’s appointment, powers and duties as a Vehicle Collateral Trustee shall be terminated, (b) the retiring Vehicle Collateral Trustee will (at the expense of the Company) promptly transfer all Liens and collateral security of the First Lien Vehicle Trust Estate within its possession or control to the possession or control of the successor Vehicle Collateral Trustee and will execute instruments and assignments as may be necessary or reasonably requested by the successor Vehicle Collateral Trustee to transfer to the successor Vehicle Collateral Trustee all Lines, interests, rights, powers and remedies of the retiring Vehicle Collateral Trustee in respect of the First Lien Vehicle Trust Estate, and the Grantors shall take all actions to perfect the Security Interests of the successor Vehicle Collateral Trustee in all Pledged Vehicles constituting Collateral in accordance with Section 4.2 and (c) until such transfer is effective, the Vehicle Collateral Trustee will (at the expense of the Company) continue to hold such Liens for the benefit of the First Lien Secured Parties, and on the retiring Vehicle Collateral Trustee’s resignation hereunder, the provisions of this Sections 7.4 and 7.5 shall continue to inure to its benefit, and the retiring Vehicle Collateral Trustee shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was a Vehicle Collateral Trustee under this Agreement, the Intercreditor Agreement or any other Secured Credit Document.

7.6.          Multiple Roles.

(a)           The Bank of New York Mellon Trust Company, N.A., serves as Vehicle Collateral Trustee hereunder and may, from time to time, act in certain other roles in connection with this transaction. BNY may, in such capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by BNY of its express duties set forth in this Agreement or other agreements governing the Notes (as defined in the Initial Additional First Lien Agreement) in any of such capacities, all of which defenses, claims or assertions are waived by the parties to this Agreement and the holders of the Initial Additional First Lien Obligations by their acceptance of the underlying Notes.

(b)            Knowledge of the Vehicle Collateral Trustee shall not be attributed or imputed to BNY’s other roles if any, and knowledge of BNY’s in any other role shall not be attributed or imputed to the Vehicle Collateral Trustee.

ARTICLE VIII

GENERAL PROVISIONS

8.1.          Waivers.

To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Vehicle Collateral Trustee arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Vehicle Collateral Trustee as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Vehicle Collateral Trustee any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

8.2.           Limitation on Vehicle Collateral Trustee’s Duty with Respect to the Collateral and Authority of Vehicle Collateral Trustee.

(a)            The Vehicle Collateral Trustee shall have no duty or liability to preserve the rights pertaining thereto, it being understood and agreed that the Grantors shall be responsible for preservation of all rights in the Collateral, and the Vehicle Collateral Trustee shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Grantors. The Vehicle Collateral Trustee shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment in accordance with the Vehicle Collateral Trustee’s standard of care set forth herein and in the Vehicle Collateral Security Agreements, it being understood that the Vehicle Collateral Trustee shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any Collateral. In the event of a public or private sale of Collateral by the Vehicle Collateral Trustee, the Vehicle Collateral Trustee shall have no obligation to clean, repair or otherwise prepare the Collateral for sale. Neither the Vehicle Collateral Trustee, any First Lien Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Vehicle Collateral Trustee and the First Lien Secured Parties hereunder are solely to protect the Vehicle Collateral Trustee’s and the First Lien Secured Parties’ interests in the Collateral and shall not impose any duty upon the Vehicle Collateral Trustee or any First Lien Secured Party to exercise any such powers. The Vehicle Collateral Trustee and the First Lien Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own respective gross negligence or willful misconduct as determined in a final non-appealable judgment of a court of competent jurisdiction. The Vehicle Collateral Trustee shall not be responsible for or have any duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Vehicle Collateral Trustee’s Lien thereon, or any certificate prepared by any Grantor in connection therewith, nor shall the Vehicle Collateral Trustee be responsible or liable to the First Lien Secured Parties for any failure to monitor or maintain any portion of the Collateral. The Vehicle Collateral Trustee shall incur no liability as a result of the sale (whether public or private) of the Collateral or any part thereof at any sale pursuant to this Agreement conducted in a commercially reasonable manner. Each of the Grantors and First Lien Secured Parties, pursuant to the Intercreditor Agreement and by accepting the benefits thereof and hereof, hereby waive any claims against the Vehicle Collateral Trustee arising by reason of the fact that the price at which the Collateral may have been sold at such sale (whether public or private) was less than the price that might have been obtained otherwise, even if the Vehicle Collateral Trustee accepts the first offer received and does not offer the Collateral to more than one offeree, so long as such sale is conducted in a commercially reasonable manner. Each of the Grantors and First Lien Secured Parties, pursuant to the Intercreditor Agreement and by accepting the benefits thereof and hereof, hereby agree that in respect of any sale of any of the Collateral pursuant to the terms hereof, the Vehicle Collateral Trustee is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable laws, or in order to obtain any required approval of the sale or of the purchaser by any governmental authority or official, and the Grantors and each of the First Lien Secured Parties, pursuant to the Intercreditor Agreement and by accepting the benefits thereof and hereof, further agree that such compliance shall not, in and of itself, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Vehicle Collateral Trustee be liable or accountable to the Grantors or First Lien Secured Parties for any discount allowed by reason of the fact that the Collateral or any part thereof is sold in compliance with any such limitation or restriction.

(b)            Each Grantor acknowledges that the rights and responsibilities of the Vehicle Collateral Trustee under this Agreement with respect to any action taken by the Vehicle Collateral Trustee or the exercise or non-exercise by the Vehicle Collateral Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Vehicle Collateral Trustee and the First Lien Secured Parties, be governed by this Agreement and the Intercreditor Agreement, and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Vehicle Collateral Trustee and the Grantors, the Vehicle Collateral Trustee shall be conclusively presumed to be acting as agent for the First Lien Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

8.3.          Vehicle Collateral Trustee Performance of Grantor Obligations.

Without having any obligation to do so, the Vehicle Collateral Trustee may perform or pay any obligation which any Grantor has agreed to perform or pay in this Agreement and the Grantors shall reimburse the Vehicle Collateral Trustee for any amounts paid by the Vehicle Collateral Trustee pursuant to this Section 8.3. The Grantors’ obligation to reimburse the Vehicle Collateral Trustee pursuant to the preceding sentence shall be a First Lien Obligation payable on demand. Nothing herein shall be deemed to be an assumption of such obligations by the Vehicle Collateral Trustee.

8.4.          [Reserved].

8.5.          No Waiver; Amendments; Cumulative Remedies.

No delay or omission of the Vehicle Collateral Trustee to exercise any right or remedy granted under this Agreement shall impair such right or remedy or be construed to be a waiver of any Default or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Agreement may be effected except by a written instrument executed by each Grantor and the Vehicle Collateral Trustee and with the consent of the Controlling Collateral Agent.

8.6.          Limitation by Law; Severability of Provisions.

All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

8.7.          Reinstatement.

Each Grantor further agrees that, if any payment made by any Grantor or other Person and applied to the First Lien Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any First Lien Secured Party to such Grantor, its estate, trustee, receiver or any other Person, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.

8.8.          Benefit of Agreement.

This Agreement together with the other Existing Vehicle Security Agreements, the other Secured Credit Documents and the Intercreditor Agreement represent the agreement of the Grantors, the Vehicle Collateral Trustee and the First Lien Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Vehicle Collateral Trustee relative to the subject matter hereof not expressly set forth or referred to herein or in the Intercreditor Agreement or the other Secured Credit Documents. Each Collateral Agent, Authorized Representative and First Lien Secured Party shall be third party beneficiaries of this Agreement and this Section 8.8 shall not be amended without the consent of each Collateral Agent and Authorized Representative.

8.9.          Headings.

The title of and section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Agreement.

8.10.         Release.

(a)            This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Grantor and the successors and assigns thereof and shall inure to the benefit of the Vehicle Collateral Trustee and the other First Lien Secured Parties and their respective successors, indorsees, transferees and assigns permitted under the Secured Credit Documents until a Discharge of each Series of First Lien Obligations shall have occurred, notwithstanding that from time to time during the term of the Secured Credit Documents, the Grantors may be free from any First Lien Obligations.

(b)            A Grantor shall automatically be released from its obligations hereunder as it relates to the First Lien Obligations if it ceases to be a Guarantor (or the Borrower or Issuer) in accordance with the Secured Credit Documents.

(c)            The Security Interests granted hereby in any Collateral shall automatically be released as it relates to the First Lien Obligations (i) to the extent provided in the Intercreditor Agreement, (ii) upon the effectiveness of any written consent of the Controlling Collateral Agent to the release of the Security Interests granted hereby in such Collateral in compliance with the Intercreditor Agreement and (iii) in connection with a transfer of Pledged Vehicles from a Grantor to another Grantor, provided that such Grantor, to the extent it is not already a Grantor, becomes a Grantor under this Agreement in accordance with Section 8.16 with respect to such Pledged Vehicles and the Security Interests of the Vehicle Collateral Trustee in such Pledged Vehicles are perfected in accordance with Section 4.2. Any such release in connection with any sale, transfer or other disposition of such Collateral permitted under all of the Secured Credit Documents to a Person that is not a Grantor shall result in such Collateral being sold, transferred or disposed of, as applicable, free and clear of the Lien and Security Interests created hereby.

(d)           To accomplish the release of any Pledged Vehicles from the Lien of this Agreement in accordance with this Agreement, the Vehicle Collateral Trustee hereby constitutes and appoints Global Medical Response, Inc. or the applicable Grantor (but, for the avoidance of doubt, no agents or delegates of Global Medical Response, Inc. or the applicable Grantor or other third parties other than CSC) as attorney-in-fact with respect to Pledged Vehicles, with the full power to release and discharge the Vehicle Collateral Trustee’s security interest or lien on Certificates of Title or other evidence of ownership or registration with respect to such Pledged Vehicles to the extent such release is permitted by the terms of this Section 8.10, by executing and delivering to Global Medical Response, Inc. or the other applicable Grantor a power of attorney (the “Power of Attorney”) substantially in the form attached hereto as Exhibit C. The Company’s and any other Grantor’s right to use any such Power of Attorney shall automatically terminate upon the occurrence and during the continuance of an Event of Default. Each release of a Pledged Vehicle by the Company shall be deemed to constitute a representation and warranty by the Company on the date thereof that such release is permitted by the terms of this Agreement and the Secured Credit Documents. Pursuant to the Intercreditor Agreement, each First Lien Secured Party has consented to and agreed with the grant of authority and appointment, and all actions to be taken by the Company and the execution and delivery by the Vehicle Collateral Trustee of the Power of Attorney, in each case, as contemplated in this paragraph. The Company shall provide to the appropriate Collateral Agent and Authorized Representative, (a) an annual officer’s certificate in accordance with Section 10.08 of the Indenture, stating that any releases effected under the Power of Attorney have been in compliance with the Indenture and this Agreement and (b) an annual officer’s certificate at the time of delivery of the compliance certificate with respect to the financial statements delivered pursuant to Section 9.1(a) of the Credit Agreement, stating that any releases effected by the Power of Attorney have been in compliance with the Credit Agreement, this Agreement and Credit Agreement Collateral Documents.

(e)            The Grantors, jointly and severally, agree to indemnify and hold harmless the Vehicle Collateral Trustee and its directors, officers, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and expenses of counsel, experts, advisors and agents and any costs incurred in connection with enforcing the Grantor’s indemnity obligations hereunder) incurred by reason or result of the exercise by Global Medical Response, Inc. of the powers granted to them under any Power of Attorney. The foregoing indemnity shall survive the termination of such Power of Attorney, the termination of this Agreement or the earlier resignation or removal of the Vehicle Collateral Trustee under this Agreement. None of the Vehicle Collateral Trustee, any Authorized Representative, any Collateral Agent or any of their agents shall have responsibility for, or liability in connection with, any actions taken by Global Medical Response, Inc. or any third party in connection with a Power of Attorney and shall have no duty to monitor the utilization of any Power of Attorney by Global Medical Response, Inc.

(f)            In connection with any termination or release pursuant to this Section 8.10, the Vehicle Collateral Trustee shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release subject to the Vehicle Collateral Trustee’s receipt of a certification by the applicable Grantor stating that such transaction is in compliance with the Secured Credit Documents and all conditions precedent to such transaction have been satisfied. Any execution and delivery of documents pursuant to this Section 8.10 shall be without recourse to or warranty by the Vehicle Collateral Trustee.

(g)            No Authorized Representative or Collateral Agent shall have any responsibility or liability for the acts or omissions of the Vehicle Collateral Trustee and the Vehicle Collateral Trustee shall have no responsibility or liability for the acts or omissions of any First Lien Secured Party.

8.11.         Entire Agreement.

This Agreement, together with the Intercreditor Agreement, embodies the entire agreement and understanding between the Grantors and the Vehicle Collateral Trustee relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Vehicle Collateral Trustee relating to the Collateral. For the avoidance of doubt, and notwithstanding anything to the contrary herein, the Vehicle Collateral Trustee shall not be subject to, or bound by, the terms and provisions of any documents to which it is not a party and shall not be deemed to have knowledge of the terms and provisions of any document to which it is not a party.

8.12.         CHOICE OF LAW.

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

8.13.        CONSENT TO JURISDICTION.

EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE VEHICLE COLLATERAL TRUSTEE MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

EACH GRANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN THIS CLAUSE. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

8.14.        WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.15.         Counterparts.

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the Electronic Signatures in Global and National Commerce Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law (e.g., www.docusign.com)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be legally valid, effective and enforceable for all purposes.

8.16.         Additional Grantors.

(a)           Each Subsidiary that is required to become a Grantor under this Agreement pursuant to any Secured Credit Document or any Secured Credit Document shall become a Grantor for all purposes of this Agreement upon execution and delivery to the Vehicle Collateral Trustee by such Subsidiary of a joinder agreement substantially in the form of Exhibit D hereto (a “Joinder Agreement”).

(b)           On or before the date of a Joinder Agreement, such Subsidiary shall deliver to the Vehicle Collateral Trustee by Electronic Transmission a certificate of a Responsible Officer of such Subsidiary, attaching a true, complete and accurate list of all Vehicles, including Excluded Property, owned by such Subsidiary as of the date of the related Joinder Agreement, identifying vehicle titles or vehicle registrations (including, to the extent applicable, vehicle identification numbers, title numbers, company identification numbers and other relevant vehicle registration information) (such list, the “Joinder Date Vehicles List”); provided that no such information shall be required to be provided to the Vehicle Collateral Trustee to the extent that such information was not provided to the Credit Agreement Collateral Agent, the Initial Additional First Lien Collateral Agent or any other Collateral Agent.

8.17.        Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Vehicle Collateral Trustee except pursuant to a transaction permitted by the Secured Credit Documents.

8.18.         Enforcement Expenses; Indemnification.

(a)            Each Grantor agrees to pay any and all reasonable and documented out of pocket expenses (including all reasonable and documented fees and disbursements of counsel, experts, nominees and agents) that may be paid or incurred by the Vehicle Collateral Trustee and any other First Lien Secured Party in enforcing, or obtaining advice of counsel or relevant expert in respect of, any rights with respect to, or collecting, any or all of the First Lien Obligations and/or enforcing any rights with respect to, or collecting against, such Grantor under this Agreement, in each case subject to the limitations on reimbursement of costs and expenses set forth in the Secured Credit Documents.

(b)            Each Grantor agrees to pay, and to save the Vehicle Collateral Trustee and the First Lien Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement (including enforcing the indemnity obligation set forth herein) to the extent the Grantors would be required to do so pursuant to any Secured Credit Document.

(c)            The agreements in this Section 8.18 shall survive repayment of the First Lien Obligations and all other amounts payable under the Secured Credit Documents and the resignation or removal of the Vehicle Collateral Trustee.

8.19.         [Reserved].

8.20.         Acknowledgments. Each party hereto hereby acknowledges that:

(a)            it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Secured Credit Documents to which it is a party;

(b)            neither the Vehicle Collateral Trustee nor any other First Lien Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Secured Credit Documents, and the relationship between the Grantors, on the one hand, and the Vehicle Collateral Trustee and the other First Lien Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)            no joint venture is created hereby or by the other Secured Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Grantors and any other First Lien Secured Party.

ARTICLE IX

NOTICES AND CONFLICTS

9.1.          Sending Notices.

All notices, requests and demands pursuant hereto shall be made in accordance with the Intercreditor Agreement. All communications and notices hereunder to any Grantor shall be given to it in care of the Company at the Company’s address set forth in the Intercreditor Agreement. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communications sent to the Vehicle Collateral Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to Vehicle Collateral Trustee by the authorized representative)), in English.

9.2.          Conflicts.

In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the Secured Credit Documents or the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control, it being acknowledged and agreed that, without limiting the foregoing, the express provisions of this Agreement shall govern the rights, benefits, protections, indemnities, immunities and duties of the Vehicle Collateral Trustee and the taking of any and all actions related to the maintenance and perfection of any Liens granted in and on the Collateral (and any actions reasonably related thereto) to secure any of the First Lien Obligations. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the Existing Vehicle Security Agreements, the provisions of this Agreement shall control.

ARTICLE X

AMENDMENT AND RESTATEMENT

10.1. Amendment and Restatement. On the Amendment and Restatement Effective Date, the Existing Vehicle Collateral Trust Agreement shall be amended and restated in its entirety by this Agreement, and the Existing Vehicle Collateral Trust Agreement shall thereafter be and shall be deemed replaced and superseded in all respects by this Agreement. The parties hereto acknowledge and agree that (i) this Agreement and the other Secured Credit Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation or termination of the obligations under the Existing Vehicle Collateral Trust Agreement or the other Secured Credit Documents as in effect prior to the Amendment and Restatement Date and which remain outstanding as of the Amendment and Restatement Date, (ii) the obligations under the Existing Vehicle Collateral Trust Agreement and the other Secured Credit Documents are in all respects continuing (as amended and restated hereby and which are in all respects hereinafter subject to the terms herein) and (iii) the liens and security interests created and granted by each Grantor party to the Existing Vehicle Collateral Trust Agreement that encumber the Collateral shall continue to exist and remain valid and subsisting, shall not be impaired, extinguished or released hereby, shall remain in full force and effect as security for the First Lien Obligations and shall be governed by this Agreement.

[Signatures on Following Page]

IN WITNESS WHEREOF, the Grantors and the Vehicle Collateral Trustee have executed this Agreement as of the date first above written.

GLOBAL MEDICAL RESPONSE, INC.,
as the Company

By:	/s/ Thomas A. A. Cook
Name:	Thomas A. A. Cook
Title:	Vice President, General Counsel and Secretary

A 1 LEASING, INC.
ABBOTT AMBULANCE, INC.
ADAM TRANSPORTATION SERVICE, INC.
AEROCARE MEDICAL TRANSPORT, INC.
AIR AMBULANCE SPECIALISTS, INC.
AIR ANGELS, LLC
AIR EVAC EMS, INC.
AIR MEDICAL GROUP HOLDINGS LLC
AIR MEDICAL RESOURCE GROUP LLC
AIR MEDICAL RESOURCE GROUP, INC.
AIRMED INTERNATIONAL, LLC
AIRMED RESPONSE LLC
ALASKA REGIONAL LIFE FLIGHT CORPORATION
ALASKA REGIONAL TRANSPORT CORPORATION
ALLIANCE AMBULANCE OF ARIZONA LLC
AM HANGAR, LLC
AMBULANCE ACQUISITION, INC.
AMERICAN MEDFLIGHT, INC.
AMERICAN MEDICAL PATHWAYS, INC.
AMERICAN MEDICAL RESPONSE
AMBULANCE SERVICE, INC.
AMERICAN MEDICAL RESPONSE DELAWARE VALLEY, LLC
AMERICAN MEDICAL RESPONSE HOLDINGS, INC.
AMERICAN MEDICAL RESPONSE MANAGEMENT, INC.
AMERICAN MEDICAL RESPONSE MID- ATLANTIC, INC.
AMERICAN MEDICAL RESPONSE NORTHWEST, INC.
AMERICAN MEDICAL RESPONSE OF COCHISE COUNTY LLC
AMERICAN MEDICAL RESPONSE OF COLORADO, INC.
AMERICAN MEDICAL RESPONSE OF CONNECTICUT, INCORPORATED
AMERICAN MEDICAL RESPONSE OF GEORGIA, INC.
AMERICAN MEDICAL RESPONSE OF ILLINOIS, INC.

[Signature Page to Second Amended and Restated Vehicle Collateral Trust Agreement]

AMERICAN MEDICAL RESPONSE OF INLAND EMPIRE
AMERICAN MEDICAL RESPONSE OF MARICOPA, LLC
AMERICAN MEDICAL RESPONSE OF MASSACHUSETTS, INC.
AMERICAN MEDICAL RESPONSE OF NEW YORK, LLC
AMERICAN MEDICAL RESPONSE OF NORTH CAROLINA, INC.
AMERICAN MEDICAL RESPONSE OF OKLAHOMA, INC.
AMERICAN MEDICAL RESPONSE OF PIMA, LLC
AMERICAN MEDICAL RESPONSE OF SAN DIEGO, INC.
AMERICAN MEDICAL RESPONSE OF SOUTH CAROLINA, INC.
AMERICAN MEDICAL RESPONSE OF SOUTHERN CALIFORNIA
AMERICAN MEDICAL RESPONSE OF TENNESSEE, INC.
AMERICAN MEDICAL RESPONSE OF TEXAS, INC.
AMERICAN MEDICAL RESPONSE WEST
AMERICAN MEDICAL RESPONSE, INC.
AMF CORPORATION
AMR ALL-TRANSIT LLC
AMR BAY STATE, LLC
AMR BROCKTON, L.L.C.
AMR HOLDCO, INC.
AMR OF CENTRAL TEXAS I, LLC
AMR OF CENTRAL TEXAS II, LLC
AMRG ACQUISITION LLC
AMR-LGA OF TENNESSEE, LLC
ARCATA-MAD RIVER AMBULANCE LLC
ARIZONA EMS HOLDINGS, INC.
ASSOCIATED AMBULANCE SERVICE INC.
ATLANTIC AMBULANCE SERVICES ACQUISITION, INC.
ATLANTIC/KEY WEST AMBULANCE, INC.
ATLANTIC/PALM BEACH AMBULANCE, INC.
BEACON TRANSPORTATION, INC.
BLYTHE AMBULANCE SERVICE,
BOWERS COMPANIES, INC.
BROWARD AMBULANCE, INC.
CAL-ORE LIFE FLIGHT LLC
CALSTAR AIR MEDICAL SERVICES LLC
CITY AMBULANCE OF EUREKA, INCORPORATED COMMUNITY AUTO AND FLEET SERVICES L.L.C.
COMMUNITY EMS, INC.
COMTRANS AMBULANCE SERVICE, INC.
COMTRANS OF OREGON, LLC

[Signature Page to Second Amended and Restated Vehicle Collateral Trust Agreement]

COMTRANS, INC.
CORNING AMBULANCE SERVICE INC.
DESERT VALLEY MEDICAL TRANSPORT, INC.
DONLOCK, LTD.
E.M.S. VENTURES, INC.
EAGLE AIR MED CORPORATION
EAGLEMED LLC
EASTERN AMBULANCE SERVICE, INC.
EASTERN PARAMEDICS, INC.
EMERGENCY MEDICAL TRANSPORT, INC.
EMERGENCY MEDICAL TRANSPORTATION, INC.
EMS OFFSHORE MEDICAL SERVICES, LLC
EMS VENTURES OF SOUTH CAROLINA, INC.
EXPEDITION HELICOPTERS, INC.
FIVE COUNTIES AMBULANCE SERVICE, INC.
FLORIDA EMERGENCY PARTNERS, INC.
FOUNTAIN AMBULANCE SERVICE, INC.
GALLUP MED FLIGHT, L.L.C.
GILA HOLDCO LLC
GMR EVENT SERVICES LLC
GMR INTERMEDIATE CORP.
GMR SHARED SERVICES LLC
GOLD COAST AMBULANCE SERVICE
GOLD CROSS AMBULANCE SERVICE OF PA., INC.
GOLD CROSS AMBULANCE SERVICES, INC.
GRACE BEHAVIORAL HEALTH, L.L.C.
GRANDVIEW AVIATION LLC
GUARDIAN CRITICAL CARE SERVICES LLC
GUARDIAN EMS, INC.
GUARDIAN FLIGHT LLC
GUARDIAN FLIGHT, INC.
HANK’S ACQUISITION CORP.
HAWAII LIFE FLIGHT LLC
HEMET VALLEY AMBULANCE SERVICE, INC.
HERREN ENTERPRISES, INC.
HLF CORPORATION
INNOVATIVE PRACTICES, LLC
INTERNATIONAL LIFE SUPPORT, INC.
JET CENTER, LLC
JJDAC LLC
JJDAC, INC.
KURTZ AMBULANCE SERVICE, INC.
KURTZ INDUSTRIAL FIRE SERVICES, INC.
KURTZ MUNICIPAL DISPATCHING SERVICES, INC.
KURTZ PARAMEDIC SERVICE, INC.
KURTZ SPECIAL EVENTS SERVICES, INC.
KUTZ AMBULANCE SERVICE, INC.
LASALLE AMBULANCE INC.
LIFE GUARD INTERNATIONAL INC.
LIFE LINE AMBULANCE SERVICE, INC.
LIFECARE AMBULANCE SERVICE, INC.

[Signature Page to Second Amended and Restated Vehicle Collateral Trust Agreement]

LIFEFLEET SOUTHEAST, INC.
LIFEGUARD AMBULANCE SERVICE LLC
LIFEGUARD AMBULANCE SERVICE OF FLORIDA, LLC
LIFEGUARD AMBULANCE SERVICE OF ILLINOIS INC.
LIFEGUARD AMBULANCE SERVICE OF TEXAS, LLC
MAINSTAY SOLUTIONS, LLC
MARLBORO HUDSON AMBULANCE & WHEELCHAIR SERVICE, INC.
MED FLIGHT LEASING, LLC
MEDEVAC MEDICAL RESPONSE, INC.
MEDEVAC MIDAMERICA, INC.
MEDIC ONE AMBULANCE SERVICES, INC.
MEDIC ONE OF COBB, INC.
MEDICAL EMERGENCY DEVICES AND SERVICES (MEDS), INC.
MEDI-CAR AMBULANCE SERVICE, INC.
MEDI-CAR SYSTEMS, INC.
MEDICS AMBULANCE SERVICE (DADE), INC.
MEDICS AMBULANCE SERVICE, INC.
MEDICS AMBULANCE, INC.
MEDICS EMERGENCY SERVICES OF PALM BEACH COUNTY, INC.
MEDICS SUBSCRIPTION SERVICES, INC.
MEDICS TRANSPORT SERVICES, INC.
MEDICWEST AMBULANCE, INC.
MEDICWEST HOLDINGS, INC.
MEDLIFE EMERGENCY MEDICAL SERVICE, INC.
MEDSTAT EMS, INC.
MED-TRANS CORPORATION
MERCURY AMBULANCE SERVICE, INC.
MERCY AMBULANCE OF EVANSVILLE, INC.
MERCY LIFE CARE
MERCY, INC.
METRO AMBULANCE SERVICE (RURAL), INC.
METRO AMBULANCE SERVICE, INC.
METRO AMBULANCE SERVICES, INC.
METRO CARE CORP.
METROCARE SERVICES – ABILENE, L.P.
METROPOLITAN AMBULANCE SERVICE
MIDWEST AMBULANCE MANAGEMENT COMPANY
MISSION CARE OF ILLINOIS, LLC
MISSION CARE OF MISSOURI, LLC
MISSION CARE SERVICES, LLC
MOBILE MEDIC AMBULANCE SERVICE, INC.
MOUNTAINSTAR AIRCARE CORPORATION
NATIONAL AMBULANCE & OXYGEN SERVICE, INC.
NEVADA RED ROCK AMBULANCE, INC.
NEVADA RED ROCK HOLDINGS, INC.
NORTH MISS. AMBULANCE SERVICE, INC.

[Signature Page to Second Amended and Restated Vehicle Collateral Trust Agreement]

PACIFIC AMBULANCE, INC.
PARAMED, INC.
PARK AMBULANCE SERVICE INC.
PATIENT ADVOCACY GROUP, LLC
PHYSICIANS & SURGEONS AMBULANCE SERVICE, INC.
PROFESSIONAL MEDICAL TRANSPORT, INC.
PROVIDACARE, L.L.C.
PUCKETT AMBULANCE SERVICE, INC.
R/M ARIZONA HOLDINGS, INC.
R/M MANAGEMENT CO., INC.
R/M OF TENNESSEE G.P., INC.
R/M OF TENNESSEE L.P., INC.
RANDLE EASTERN AMBULANCE SERVICE, INC.
REACH AIR MEDICAL SERVICES, LLC
REACH MEDICAL HOLDINGS, LLC
REGIONAL EMERGENCY SERVICES, L.P.
RENO FLYING SERVICE LLC
RENO FLYING SERVICE, INC.
RIVER MEDICAL INCORPORATED
RMC CORPORATE CENTER, L.L.C.
RURAL/METRO (DELAWARE) INC.
RURAL/METRO CORPORATION
RURAL/METRO CORPORATION
RURAL/METRO CORPORATION OF FLORIDA
RURAL/METRO CORPORATION OF TENNESSEE
RURAL/METRO MID-SOUTH, L.P.
RURAL/METRO OF BREWERTON, INC.
RURAL/METRO OF CALIFORNIA, INC.
RURAL/METRO OF CENTRAL ALABAMA, INC.
RURAL/METRO OF CENTRAL COLORADO, INC.
RURAL/METRO OF CENTRAL OHIO, INC.
RURAL/METRO OF GREATER SEATTLE, INC.
RURAL/METRO OF INDIANA, L.P.
RURAL/METRO OF NEW YORK, INC.
RURAL/METRO OF NORTHERN CALIFORNIA, INC.
RURAL/METRO OF NORTHERN OHIO, INC.
RURAL/METRO OF OHIO, INC.
RURAL/METRO OF OREGON, INC.
RURAL/METRO OF ROCHESTER, INC.
RURAL/METRO OF SOUTHERN CALIFORNIA, INC.
RURAL/METRO OF SOUTHERN OHIO, INC.
RURAL/METRO OF TENNESSEE, L.P.
RURAL/METRO OPERATING COMPANY, LLC
SAN DIEGO 911 LLC
SAN DIEGO MEDICAL SERVICES ENTERPRISE, LLC
SEAWALL ACQUISITION, LLC
SEMINOLE COUNTY AMBULANCE, INC.
SEVEN BAR AVIATION, LLC
SEVEN BAR CRITICAL CARE NEW MEXICO, LLC
SIOUX FALLS AMBULANCE, INC.

[Signature Page to Second Amended and Restated Vehicle Collateral Trust Agreement]

SOUTHWEST AMBULANCE AND RESCUE OF ARIZONA, INC.
SOUTHWEST AMBULANCE OF CASA GRANDE, INC.
SOUTHWEST AMBULANCE OF NEW MEXICO, INC.
SOUTHWEST AMBULANCE OF SOUTHEASTERN ARIZONA, INC.
SOUTHWEST AMBULANCE OF TUCSON, INC.
SOUTHWEST GENERAL SERVICES, INC.
SPRINGS AMBULANCE SERVICE, INC.
SSAG, LLC
STAT HEALTHCARE, INC.
SUMMIT AIR AMBULANCE HOLDINGS, LLC
SUMMIT AIR AMBULANCE, LLC
SUNRISE HANDICAP TRANSPORT CORP.
SW GENERAL, INC.
TEK AMBULANCE, INC.
THE AID AMBULANCE COMPANY, INC.
THE AID COMPANY, INC.
TIDEWATER AMBULANCE SERVICE, INC.
TOWNS AMBULANCE SERVICE, INC.
TRANSPLANT TRANSPORTATION SERVICES, INC.
TROUP COUNTY EMERGENCY MEDICAL SERVICES, INC.
V.I.P. PROFESSIONAL SERVICES, INC.
VALLEY MED FLIGHT INC
VIRGINIA MEDICAL TRANSPORT, LLC
VITAL ENTERPRISES, INC.
W & W LEASING COMPANY, INC.
WESTMED AMBULANCE, INC.
WIREGRASS LIFE FLIGHT CORPORATION
WP ROCKET HOLDINGS INC.,
each as a Grantor

By:	/s/ Thomas A. A. Cook
Name:	Thomas A. A. Cook
Title:	Vice President, General Counsel and Secretary

[Signature Page to Second Amended and Restated Vehicle Collateral Trust Agreement]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Vehicle Collateral Trustee

By:	/s/ April Bradley
Name:	April Bradley
Title:	Vice President

[Signature Page to Second Amended and Restated Vehicle Collateral Trust Agreement]

EXHIBIT A

Amendment and Restatement Effective Date Vehicles List

[Omitted]

EXHIBIT B

(See Section 4.1 of this Vehicle Collateral Trust Agreement)

OFFICER’S CERTIFICATE

[Omitted]

EXHIBIT C

(See Section 8.10 of this Agreement)

LIMITED POWER OF ATTORNEY

[Omitted]

EXHIBIT D

(See Section 8.16 of this Agreement)

JOINDER AGREEMENT

[Omitted]